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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         FIRST WASHINGTON FINANCIALCORP
                         ------------------------------
             (Exact name of Registrant as Specified in Its Charter)

             NEW JERSEY                                  52-2150671
             ----------                                  ----------
      (State of incorporation                         (I.R.S. Employer
          or organization)                         Identification Number)


                         FIRST WASHINGTON FINANCIALCORP
                           US ROUTE 130 & MAIN STREET
                            WINDSOR, NEW JERSEY 08561
                                 (609) 426-1000
                                 --------------
                    (Address of principal executive offices)


                                 WITH A COPY TO
                            ROBERT A. SCHWARTZ, ESQ.
                         WINDELS MARX LANE & MITTENDORF
                             120 ALBANY STREET PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08901
                                 (732) 846-7600


        Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                       Name of each exchange on
    to be so registered                  which each class is to be registered
    -------------------                  ------------------------------------
         None                                      Not Applicable

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. [   ].



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         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ].


         Securities Act registration statement file number to which this form relates:

         333-58650

         Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, no par value



Item 1.  Description of Registrant's Securities to be Registered.

         The securities to be registered are the Common Stock, no par value per share (the "Common Stock") of First Washington FinancialCorp, a New Jersey corporation (the "Company"). The Company incorporates by reference the description of the Common Stock set forth under the caption "Description of the Company's Securities" in the Prospectus included in the Company's Registration Statement on Form SB-2, Registration No. 333-58650.


Item 2.  Exhibits

Exhibit No.                                 Name of Document

1                                           Form of Stock Certificate(1)

-------
(1) Incorporated by reference from Exhibit 4.1 to Registration Statement on Form SB-2 Registration No. 333-58650.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant is duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       FIRST WASHINGTON FINANCIALCORP


Date:  July 2, 2001                    By: /s/ C. Herbert Schneider
                                           ------------------------
                                       Name: C. Herbert Schneider
                                       Title: President and
                                              Chief Financial Officer